                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                         POST EFFECTIVE AMMENDMENT N0. 9
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              U.S. MICROBICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                      88-0990371
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         5922-B Farnsworth Court
          Carlsbad, California                              92008
----------------------------------------               --------------
(Address of principal executive offices)                 (Zip Code)


                   U.S. Microbics, Inc. 2001 Consultants Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                             5922-B Farnsworth Court
                           Carlsbad, California 92008
                                 (760) 918-1860

                                     CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)            SHARE                PRICE           REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 5,000,000               $.10                $500,000              $45.00
----------------------- --------------------- -------------------- --------------------- --------------------

(1) 5,000,000 additional shares of common stock of U.S. Microbics, Inc. are being registered for issuance pursuant to the 2001 Consultants Plan. Pursuant to General Instruction to Form S-8, the registration fee is calculated only with respect to such additional shares.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on October 31, 2002.

                                EXPLANATORY NOTES

         U.S. Microbics, Inc., a Colorado corporation, hereby files this Registration Statement on Form S-8 for the purpose of:

1. Registering an additional 5,000,000 shares of the Registrant's common stock, par value $0.0001 per share, issuable pursuant to the U.S. Microbics, Inc. 2001 Consultants Plan (the "Plan"). Prior to this Registration Statement, 13,000,000 shares of the Registrant's common stock were authorized for issuance under the Plan. On October 31, 2002, the Board of Directors approved an increase in the aggregate number of shares of common stock authorized for issuance under the Plan from 13,000,000 to 18,000,000 shares.

                        GENERAL INSTRUCTION E INFORMATION

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2001 (Registration No. 333-63558) are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 1, 2002.

                                         U.S. MICROBICS, INC.

                                         By:   /S/ ROBERT C. BREHM
                                            ------------------------------------
                                            Robert C. Brehm, President and CEO



         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on November 1, 2002.


           /S/ ROBERT C. BREHM              President, CEO and Director
         --------------------------
         Robert C. Brehm


           /S/ MERY C. ROBINSON             COO and Director
         --------------------------
         Mery Robinson


           /S/ CONRAD NAGEL                 Chief Financial Officer
         --------------------------         (Principal Financial and Accounting
         Conrad Nagel                        Officer)



           /S/ ROGER K. KNIGHT              Vice President and Director
         --------------------------
         Roger K. Knight


           /S/ ROBERT KEY                   Director
         --------------------------
         Robert Key


           /s/ MARK HOLMSTEDT               Director
         --------------------------
         Mark Holmstedt